                                                                     EXHIBIT 4.3



                                                                  EXECUTION COPY








                               SECURITY AGREEMENT



                                   dated as of



                                 August 10, 2001



                                       by



                              Polaroid Corporation



                                   in favor of



                      State Street Bank and Trust Company,
                                   as Trustee



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                                TABLE OF CONTENTS

                                                                                 PAGE
Section 1.  DEFINITIONS.............................................................1
Section 2.  THE SECURITY INTERESTS..................................................3
Section 3.  RIGHTS IN COLLATERAL AND REMEDIES UPON EVENT OF DEFAULT.................4
Section 4.  GENERAL REPRESENTATIONS AND WARRANTIES..................................5
Section 5.  FURTHER ASSURANCES; GENERAL COVENANTS...................................6
Section 6.  FEES AND EXPENSES; INDEMNIFICATION......................................6
Section 7.  TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL................7
Section 8.  NOTICES.................................................................7
Section 9.  WAIVERS, REMEDIES NOT EXCLUSIVE.........................................8
Section 10.  SUCCESSORS AND ASSIGNS.................................................8
Section 11.  CHANGES IN WRITING.....................................................8
Section 12.  CHOICE OF LAW..........................................................8
Section 13.  SEVERABILITY...........................................................9






                                       i


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SCHEDULE 1        Principal Properties

SCHEDULE 2        Jurisdiction of Organization

SCHEDULE 3        Filings Required to Perfect Security Interests




















                                       ii


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                               SECURITY AGREEMENT

         SECURITY AGREEMENT (this "AGREEMENT") dated as of August 10, 2001 by POLAROID CORPORATION in favor of STATE STREET BANK AND TRUST COMPANY, as Trustee under the Indenture dated as of January 9, 1997 between the Lien Grantor and State Street Bank and Trust Company, as Trustee, as supplemented by supplemental indentures, pursuant to which the Notes were issued (the "INDENTURE").

         WHEREAS, the Lien Grantor issued the Notes under the Indenture; and

         WHEREAS, the Lien Grantor wishes to secure its obligations under (i) the Indenture and (ii) the Notes issued thereunder by granting Liens on certain of its equipment to the Trustee as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. DEFINITIONS. Terms defined in the Indenture and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following meanings:

                  "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Lenders under the Credit Agreement, and its successors in such capacity.

                  "AGREEMENT" has the meaning set forth in the introduction hereto.

                  "COLLATERAL" means all property, whether now owned or hereafter acquired, in which a security interest or other Lien is granted or purports to be granted to the Trustee pursuant to this Agreement or any supplements hereto or other agreements to secure the Secured Obligations.

                  "COMMITMENTS" has the meaning set forth in the Credit
         Agreement.

                  "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of December 11, 1998 among the Lien Grantor, the Lenders party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent, and Fleet National Bank (formerly known as BankBoston, N.A.), as Co-Agent, as amended, waived and/or restated from time to time.

                  "CREDIT AGREEMENT OBLIGATIONS" means the Secured Obligations as defined in the Senior Security Agreement.

                  "EQUIPMENT" means at any time "equipment" (as defined in UCC
         Section 9-102) then located on the Principal Properties, but excluding "fixtures" (as defined in UCC Section 9-102).

                  "EVENT OF DEFAULT" has meaning specified in the Indenture (including the indentures supplemental thereto).

                  "EXISTING COLLATERAL" means property of the Lien Grantor subject to a Lien created under the Senior Security Agreement.

                  "FEDERAL GOVERNMENT" means the federal government of the United States or any relevant agency thereof.

                  "FINANCING DOCUMENTS" has the meaning specified in the Credit Agreement.

                  "INDENTURE" means the Indenture dated as of January 9, 1997 between the Lien Grantor and State Street Bank and Trust Company, as Trustee, as supplemented by supplemental indentures, pursuant to which the Notes were issued.

                  "LENDER" has the meaning specified in the Credit Agreement.

                  "LIEN GRANTOR" means Polaroid Corporation, a Delaware corporation, and its successors.

                  "NOTES" means the collective reference to the (i) 6 3/4% Notes due January 15, 2002, (ii) 7 1/4% Notes due January 15, 2007 and (iii) 11 1/2% Notes February due 15, 2006.

                  "PERMITTED LIENS" means (i) the Security Interests and (ii) the other Liens on the Collateral permitted to be created or assumed or that exist pursuant to the Senior Collateral Documents and pursuant to
         Section 5.12 of the Credit Agreement.

                  "POST-PETITION INTEREST" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Lien Grantor (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

                  "PRINCIPAL PROPERTIES" means the collective reference to the properties listed on Schedule 1 hereto.

                  "PROCEEDS" means "proceeds" as defined in UCC Section 9-102.

                  "RESTRICTED EQUIPMENT" means any Equipment subject to a contract with the Federal Government or with any state (or agency or instrumentality thereof) that prohibits the granting of a Lien on such Equipment.

                  "SECURED OBLIGATIONS" means the principal amount of and interest (including Defaulted Interest and Post-Petition Interest) on the Notes and all other amounts (including fees and disbursements of counsel) now or hereafter payable by the Lien Grantor pursuant to the Indenture and the Notes.


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                                                                               3


                  "SECURED PARTIES" means the holders from time to time of the Secured Obligations.

                  "SECURITY INTERESTS" means security interests in, or other Liens on, Collateral granted by the Lien Grantor under this Agreement.

                  "SENIOR COLLATERAL AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents, and its successors in such capacity.

                  "SENIOR COLLATERAL DOCUMENTS" means the "Collateral Documents" as such term is defined in the Senior Security Agreement.

                  "SENIOR SECURED PARTIES" means the holders from time to time of the Credit Agreement Obligations.

                  "SENIOR SECURITY AGREEMENT" means the Amended and Restated Security Agreement dated as of March 21, 2001 among the Lien Grantor, the Subsidiary Guarantors referred to therein and Morgan Guaranty Trust Company of New York, as Collateral Agent, as amended from time to time.

                  "TRUSTEE" means State Street Bank and Trust Company, in its capacity as Trustee for the Secured Parties under this Agreement, and its successors in such capacity.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED that, if perfection or the effect of perfection or non-perfection or the priority of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

              Section 2. THE SECURITY INTERESTS. (a) In order to secure the full and punctual payment of its Secured Obligations in accordance with the terms thereof, the Lien Grantor grants to the Trustee for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or hereafter acquired:

                    (i) all Equipment; and

                    (ii) all Proceeds of the Equipment;

PROVIDED that the following property is excluded from the foregoing security interests: (i) Equipment leased by the Lien Grantor under a lease that prohibits the granting of a Lien on such Equipment and (ii) Restricted Equipment.

     (b) The Security Interests are granted as security only and shall not subject the Trustee or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.


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                                                                               4


     Section 3. RIGHTS IN COLLATERAL AND REMEDIES UPON EVENT OF DEFAULT. (a) Notwithstanding anything to the contrary contained in this Agreement, the Indenture or the Notes or any other document relating to this Agreement and irrespective of the time, order, method or effectiveness of attachment or perfection of the security interests created herein, or anything contained in any filing or agreement to which the Trustee, the Lien Grantor or the Secured Parties now or hereafter may be a party, the rules for determining attachment, perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors or the avoidance of liens, any security interest in the Collateral granted under the Senior Security Agreement secures the Credit Agreement Obligations on a first priority basis and any security interest in the Collateral granted under this Agreement secures the Secured Obligations on a secondary basis, for so long as the Credit Agreement Obligations remain outstanding and the Commitments have not been terminated.

     (b) So long as the Credit Agreement Obligations have not been paid in full and the Commitments have not been terminated, whether or not any bankruptcy proceeding or similar event or proceeding has been commenced by or against the Lien Grantor or any Subsidiary, the Trustee and the Secured Parties will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral, (B) institute any action or proceeding with respect to such rights or remedies, including, without limitation, any action of foreclosure,
(C) contest, protest or object to any foreclosure proceeding or action brought by the Administrative Agent, the Senior Collateral Agent or any Lender or any other exercise by the Administrative Agent, the Senior Collateral Agent or any Lender of any rights and remedies relating to the Collateral under any Financing Documents, or (D) object to the forbearance by the Administrative Agent, the Senior Collateral Agent or any Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral.

     (c) So long as the Credit Agreement Obligations remain outstanding and the Commitments have not been terminated, the Senior Collateral Agent and the Senior Secured Parties shall have the exclusive right to enforce the provisions of this Agreement and exercise remedies hereunder, all in such order and in such manner as they may determine in their reasonable discretion. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. Upon full satisfaction of the Credit Agreement Obligations and the termination of the Commitments, the Trustee and the Secured Parties shall have the exclusive rights and remedies specified in this Section 3(c).

     (d) So long as the Credit Agreement Obligations remain outstanding and the Commitments have not been terminated, any money, property or securities realized upon the sale, disposition or other realization by any one or more of the Senior Collateral Agent and the Senior Secured Parties upon all or any part of the Collateral shall be applied by the Senior Collateral Agent and the Senior Secured Parties in accordance with the terms of the Senior Security Agreement. Upon full satisfaction of the Credit Agreement Obligations and the termination of the Commitments, any money, property or securities realized upon the sale,


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                                                                               5


disposition or other realization by any one or more of the Trustee and the Secured Parties upon all or any part of the Collateral may be applied by the Trustee and the Secured Parties in accordance with the terms of the Indenture.

     (e) Subject to the foregoing provisions, the Trustee, on behalf of the Secured Parties, shall have the rights, powers and remedies as a secured lender under the UCC upon the occurrence and during the continuation of any Event of Default, including, without limitation, any rights to take possession of the Collateral and rights to exercise remedies under Part 6 of Article 9 of the UCC.

     (f) The foregoing provisions are not intended in any way to limit or modify any payment terms of the Notes and the Indenture.

     (g) The Lien Grantor shall notify the Trustee of any remedies with respect to the Collateral exercised by the Senior Collateral Agent pursuant to the Existing Security Agreement.

        Section 4. GENERAL REPRESENTATIONS AND WARRANTIES. The Lien Grantor represents and warrants that:

     (a) The Lien Grantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization on Schedule 2.

     (b) The Lien Grantor has good and marketable title to all of the Equipment, free and clear of any Lien other than Permitted Liens.

     (c) No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or any part of the Collateral owned by the Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.

     (d) The Security Interests in all Collateral owned by the Lien Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the date hereof (or, if the Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached will secure all of the Lien Grantor's Secured Obligations.

     (e) When UCC financing statements describing the Collateral as set forth
Schedule 3 have been filed in the offices specified on Schedule 3, the Security Interests will constitute perfected security interests in the Collateral owned by the Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such UCC financing statements which have been filed, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement in the United States or is necessary for the validity or enforceability thereof in the United States or for the perfection or due recordation of the Security Interests or for the enforcement of the Security Interests in the United States.


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                                                                               6


         Section 5. FURTHER ASSURANCES; GENERAL COVENANTS. Each Lien Grantor covenants as follows:

     (a) Subject to the other provisions of this Agreement, the Lien Grantor will, from time to time, at the Lien Grantor's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filing of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests in the Lien Grantor's Collateral; PROVIDED that the Lien Grantor shall not be required to take any such actions in jurisdictions outside the United States.

     To the extent permitted by applicable law, the Lien Grantor authorizes the Trustee to execute and file such financing statements or continuation statements without the Lien Grantor's signature appearing thereon. The Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Lien Grantor hereby constitutes the Trustee its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all of the Lien Grantor's Collateral is released pursuant to Section 7. With respect to any action it is permitted to take pursuant to the power of attorney contained in this paragraph, the Trustee will notify the relevant Lien Grantor thereof (i) unless an Event of Default shall have occurred and be continuing, prior to taking such action and
(ii) if an Event of Default shall have occurred and be continuing, promptly after taking such action. The Lien Grantor will pay the costs of, or incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

     (b) The Lien Grantor will not change its name, jurisdiction of organization or corporate structure unless it shall have given the Trustee at least 10 days' prior notice thereof.

     (c) The Lien Grantor will, promptly upon request, provide to the Trustee all information and evidence concerning the Lien Grantor's Collateral that the Trustee may reasonably request from time to time to enable it to enforce the provisions of this Agreement, the Notes, the Indenture and any related document.

     (d) The Lien Grantor will not sell, lease, transfer, exchange, assign or otherwise dispose of, or grant any option with respect to, any of the Equipment to any of its Subsidiaries.

     (e) The Lien Grantor shall cause its Subsidiaries to transfer any ownership interests they might have in any Equipment to the Lien Grantor.

          Section 6. FEES AND EXPENSES; INDEMNIFICATION. (a) The Lien Grantor will forthwith upon demand pay to the Trustee:

               (i) the amount of any taxes that the Trustee may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon;


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                                                                               7


               (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and of any other experts, that the Trustee may incur in connection with (x) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Security Interest, and all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping any Collateral, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Trustee of any of its rights or powers under this Agreement; and

               (iii) the amount required to indemnify the Trustee for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts, agents or co-agents appointed by it hereunder) incurred or suffered by the Trustee in connection with this Agreement, except to the extent that such loss, liability or expense arises from the Trustee's gross negligence or willful misconduct or a breach of any duty that the Trustee has under this Agreement.

     (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in this Agreement, the Lien Grantor will pay such tax and provide any required tax stamps to the Trustee or as otherwise required by law.

        Section 7. TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL. (a) When (i) the Indenture shall have expired or been terminated, (ii) all Notes shall have expired or been terminated and (iii) all outstanding Secured Obligations shall have been paid in full, the Security Interests shall terminate and all rights to each item of Collateral shall (subject to the security interest granted under the Senior Security Agreement) revert to the Lien Grantor that owns such item of Collateral.

     (b) The Lien Grantor may sell, lease, transfer, exchange, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral. Concurrently with any sale, lease, transfer or other disposition of any of the Collateral, the Security Interests in the assets sold or disposed of will cease immediately without any action by the Trustee or any other Secured Party.

     (c) Upon any termination of Security Interests or release of Collateral in accordance with this Section, the Trustee will, at the expense of the relevant Lien Grantor, execute and deliver to the Lien Grantor such documents as the Lien Grantor shall reasonably request to evidence the termination of the relevant Security Interests or the release of the relevant Collateral, as the case may be.

        Section 8. NOTICES. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:


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                                                                               8


     (a) in the case of the Lien Grantor, to it at its address or facsimile number set forth in the Credit Agreement;

     (b) in the case of the Trustee, to it at:

                           State Street Bank and Trust Company
                           2 Avenue de Lafayatte
                           Boston, Massachusetts 02111
                           Attention:
                           Facsimile:

     (c) in the case of any Senior Secured Party, to the Senior Collateral Agent to be forwarded to such Lender at its address or facsimile number specified in or pursuant the Senior Security Agreement.

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Trustee and the Lien Grantor in the manner specified above.

     Section 9. WAIVERS, REMEDIES NOT EXCLUSIVE. No failure on the part of the Trustee or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any Secured Party of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in this Agreement are cumulative and are not exclusive of any other rights or remedies provided by law.

     Section 10. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Trustee and the Secured Parties and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights of the holder thereof under this Agreement, to the extent applicable to the Notes so assigned, shall be transferred with such Notes. This Agreement shall be binding on the Lien Grantor and their respective successors and assigns.

     Section 11. CHANGES IN WRITING. Any provision of this Agreement may be amended, supplemented, modified or waived if (but only if) such amendment, supplement, modification or waiver is in writing and is signed by each Lien Grantor and the Senior Secured Party; PROVIDED that the written consent of all the Senior Secured Parties will be required to modify Section 3 or this Section 11.

     Section 12. CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.


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                                                                               9


     Section 13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible; and the invalidity or unenforceability of any provision thereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the Lien Grantor hereto has caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          POLAROID CORPORATION



                                          By: /s/ William L. Flaherty
                                              --------------------------
                                          Name:    William L. Flaherty
                                          Title:   Executive Vice President
                                                   and Chief Financial Officer

                                                                      SCHEDULE 1

                              PRINCIPAL PROPERTIES

1. 100 Duchaine Blvd., New Bedford, Massachusetts, referred to as "the New Bedford Campus" and also identified as NB-1, NB-2, NB-3, NB-4, NB Wastewater and NB-6 (including any portion sub-captioned as NB-6 (11X)).

2. 1265 Main Street, Waltham, Massachusetts, referred to as the "Waltham Main Street Campus".

                                                                      SCHEDULE 2


                          JURISDICTION OF ORGANIZATION

         The Lien Grantor is a corporation organized under the laws of the State of Delaware.

                                                                      SCHEDULE 3


                                FILINGS REQUIRED
                          TO PERFECT SECURITY INTERESTS

         Financing statements describing the Collateral should be filed in the Office of the Secretary of State of the State of Delaware.